Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 07/24/2014 11:31 AM
Original ID: 2012-000622917
Amendment ID: 2014-001638107

Profit Corporation
Articles of Amendment

1. Corporation name:

Evader, Inc.

2. Article(s) is amended as follows:

Authorized Stock has been Amended to Increase the authorized common shares as follows:

Previous Authorized Common Shares: 868,751,272 with the Par Value: $0.0001
Previous Authorized Preferred Shares: 0 with the Par Value: 0

New Authorized Common Shares: 5,000,000,000 with the Par Value: $0.0001
New Authorized Preferred Shares: 1,000,000 with the Par Value: $0.0010

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 07/14/14 .
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was adopted by the chairman of the board of directors with ownership of 51% of the company without a shareholder vote as allowed by the articles of incorporation when one or more officers hold a majority ownership in the company.

OR

Received
JUL 21 2014
Secretary of State
Wyoming

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

Signature: [signature] **Date:** 07/14/14
(mm/dd/yyyy)

Print Name: Alec Simione

Title: Chairman/CEO/Secretary

Contact Person: Alec Simione

Daytime Phone Number: 631-333-1600 Email: asimione@criticclothing.com

Checklist

- [✓] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.

UNANIMOUS CONSENT OF THE MAJORITY SHAREHOLDERS
OF Evader, Inc.
(A WYOMING CORPORATION)

The undersigned majority shareholders of Evader, Inc., a Wyoming Corporation (the "Company") by unanimous consent of at least 51% controlling ownership without a meeting pursuant to the Articles of Incorporation of the Company, do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder:

WHEREAS, the Directors think it is in the best interest of the company to increase the number of common shares authorized from 868,751,272 to 5,000,000,000;

NOW, BE IT RESOLVED, that it is hereby authorized and approved to increase the number of common shares authorized from 868,751,272 to 5,000,000,000;

BE IT FURTHER RESOLVED, that the Directors hereby appoint Alec Simione Director, President, CEO, and recognize him as sole member of the Board of Directors of the Company from this moment forth.

GENERAL RESOLUTIONS

Resolved, that the Directors of the corporation are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions.

IN WITNESS WHEREOF, the undersigned have set forth their hands in his capacity as of this 17th day of July 2014.

____

Alec Simione President/
CEO, Director

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

DO NOT PAY!
THIS IS NOT A BILL.

Amount Paid: **$50.00**
Receipt #: **802006**
Receipt Date: **July 24, 2014**
Processed By: **WHITNEY HARMON**
Corp #: **2012-000622917**
Doc Id #: **2014-001638107**

Critic Clothing Inc
190 N Country Rd
Mount Sinai, NY 11766

Payment	Reference	Amount
CHECK	98	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✓

In Reference To:

Evader, Inc.

Comments: